  EXHIBIT 99.1

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 25, 2008, by and among COMMERCE ENERGY, INC., a California corporation (“Borrower”), COMMERCE ENERGY GROUP, INC., a Delaware corporation (“Parent”), the financial institutions from time to time party to the Loan Agreement (as defined below) as lenders (collectively, the “Lenders”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), in its capacity as agent (in such capacity, “Agent”) for itself and the other Lenders.

W I T N E S S E T H :

WHEREAS, Borrower, Parent, Agent and Lenders have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated as of June 8, 2006, by and among Borrower, Parent, Agent and Lenders (as the same now exists, is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as all of the same now exist and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrower and Parent have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein; and

WHEREAS, Borrower, Parent, Agent and Lenders desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Interpretation.  For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the respective meanings ascribed to such terms in the Loan Agreement.

2. Waiver.

(a) Subject to the terms and conditions of this Amendment, Agent and Lenders hereby waive the Event of Default arising as a result of the failure of Borrower to obtain, on or before July 25, 2008, subordinated financing of at least $10,000,000 (the “Existing Default”) as required by Section 3 of the Ninth Amendment to Loan and Security Agreement, dated as of July 21, 2008, by and among Agent, Lenders, Borrower and Parent; provided, that, other than the Existing Default, Agent and Lenders have not waived, are not by this Amendment waiving, and have no intention of waiving any Default and/or Event of Default which may have occurred on or prior to the date hereof or which may occur after the date hereof, whether the same or similar to the Existing Default.

(b) The foregoing waivers shall not be construed as a bar to or a waiver of any other or further Default and/or Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent and Lenders arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

3. Pacific Summit Payment Deferral.  Borrower and Parent represent and warrant that Borrower has obtained from Pacific Summit Energy LLC (“Pacific”) a payment deferral, through August 15, 2008, in an amount equal to $5,500,000 (the “Initial Pacific Payment Deferral”).

4. Amendments.

(a) Letter of Credit Limit.  Section 1.64 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“1.64                      “Letter of Credit Limit” shall mean $35,500,000.

(b) Loan Reduction.

(i) As of the close of business on August 7, 2008, the aggregate outstanding principal amount of Loans shall not exceed $7,000,000.

(ii) As of the close of business on August 15, 2008, the aggregate outstanding principal amount of Loans shall not exceed $0; provided, that, after August 15, 2008, Agent and Lenders may continue to make Loans to Borrower in accordance with the terms of the Loan Agreement if Borrower has satisfied the requirements of Sections 4(b)(ii) and 4(c) of this Amendment, as determined by Agent, and no Default or Event of Default exists or is continuing.

(c) Additional Financing.  On or before the close of business on August 18, 2008, Borrower shall have obtained, on terms and conditions acceptable to Agent, (i) Additional Financing (as defined below) of at least $15,000,000 or (ii) Additional Financing of at least $10,000,000 and an additional payment deferral from Pacific (or other supplier acceptable to Agent) in an amount equal to the difference between $15,000,000 and the amount of Additional Financing obtained by Borrower pursuant to this Section 4(c)(ii).  For purposes of this Amendment, the term “Additional Financing” shall mean additional financing obtained by Borrower, on terms and conditions and from a Person acceptable to Agent, whether in the form of loans, letters of credit, equity contributions or otherwise, repayment of which shall be subordinate in all respects to the prior repayment in full of all Obligations owing by Borrower to Agent and Lenders and which shall be subject to a subordination agreement in form and substance acceptable to Agent.

(d) Additional Reporting.

(i) Borrowers have prepared and delivered to Agent and Lenders an initial business forecast (the “Forecast”), a copy of which is annexed as Exhibit A hereto.  The initial Forecast sets forth for the periods covered thereby, among other things, projected daily cash receipts, disbursements and loan balance (collectively, the "Projected Information").  On a weekly basis or with such other frequency as Agent may determine, Borrower shall furnish to Agent, in form and substance satisfactory to Agent, a report that sets forth for the immediately preceding week a comparison of the actual cash receipts, cash disbursements and loan balance to the Projected Information.

(ii) Borrower shall deliver to Agent, on a weekly basis or with such other frequency as Agent may determine, (1) billing information of Borrower for each market individually and in the aggregate for all markets collectively, to the extent such information exists and is reasonably available, (2) a report of Borrower’s unbilled revenue, to the extent such a report exists and is reasonably available, (3) a report of Borrower’s accounts payable by supplier based on the accounts payable subsidiary ledger, (4) a report of Borrower’s accounts receivable agings by market based on the accounts receivable subsidiary ledger, and (5) a report of Borrower’s inventory.

(iii) Borrower shall deliver to Agent, on a monthly basis, a reconciliation of month end reports based on the detailed subsidiary ledger and the published financial statements of Borrower and Parent.

(e) Letter of Intent.  Borrower and Parent shall use their good faith efforts to deliver to Agent and Lenders, not later than August 7, 2008, a letter of intent from either a private investor, a major commodity bank or other person to provide Borrower with additional financing.

5. Additional Default.  Borrower and Parent hereby acknowledge, confirm and agree that the failure of Borrower or Parent to comply with the terms and conditions of this Amendment shall constitute an additional Event of Default under the Loan Agreement and the other Financing Agreements.

6. Amendment Fee.  Borrower shall pay to Agent, for the benefit of Lenders based upon their respective Pro Rate Shares, an amendment fee in an amount equal to (a) $75,000, which shall be fully earned and payable as of the date of this Amendment plus (b) $50,000 (the “Deferred Amendment Fee”), which shall be fully earned and payable as of the close of business on August 18, 2008; provided, that, in the event that Borrower satisfies Section 4 of this Agreement, the Deferred Amendment Fee shall not be due or payable and Borrower shall not be required to pay the Deferred Amendment Fee.

7. Representations, Warranties and Covenants.  In addition to the continuing representations, warranties and covenants at any time made by Borrower and Parent to Agent and Lenders pursuant to the Loan Agreement and the other Financing Agreements, Borrower and Parent hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

(a) this Amendment has been duly authorized, executed and delivered by all necessary action on the part of Borrower and Parent, and the agreements and obligations of Borrower and Parent contained herein constitute legal, valid and binding obligations of Borrower and Parent, enforceable in accordance with their respective terms;

(b) all of the material representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

(c) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.

8. Conditions Precedent.  The effectiveness of this Amendment shall be subject to receipt by Agent of a true, correct and complete copy of this Amendment duly authorized, executed and delivered by Borrower, Parent and Lenders.

9. Further Assurances. Borrower and Parent shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes of this Amendment.

10. Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

11. Binding Agreement.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

13. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other method of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

1079275.5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT	BORROWER
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN) By: /s/ Carlos Valles Title: Director	COMMERCE ENERGY, INC. By: /s/ C. Douglas Mitchell Title: Chief Financial Officer
LENDERS	PARENT
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN) By: /s/ Carlos Valles Title: Director	COMMERCE ENERGY GROUP, INC. By: /s/ C. Douglas Mitchell Title: Chief Financial Officer
WELLS FARGO FOOTHILL, LLC By: /s/ Rina Shinoda Title: Vice President

1079275.5

EXHIBIT A

[See attached]

1079275.5